UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        January 7, 2011

Syms Corp

(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

     Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On January 7, 2011, Syms Corp and its wholly owned subsidiary, Filene’s Basement, LLC, entered into a First Amendment to its Credit Agreement with Bank of America, N.A. dated August 27, 2009.  As previously disclosed, the Credit Agreement provides for an asset-based revolving credit facility of $75,000,000.

Among other things, the First Amendment to Credit Agreement increases the appraisal percentage (by which the inventory portion of the borrowing base is calculated), the real estate advance rates (by which the real estate portion of the borrowing base is calculated) and the sublimit for standby and documentary letters of credit.

The First Amendment to Credit Agreement contains representations and warranties, financial reporting requirements and events of default customary for a credit facility of this size, type and purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 10.1 – First Amendment to Credit Agreement dated as of January 7, 2011 by and among Syms Corp as Lead Borrower, Filene’s Basement, LLC as Borrower and Bank of America, N.A. as Administrative Agent and Collateral Agent and as a Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Seth L. Udasin
Name: Seth L. Udasin
Title: Senior Vice President and
Chief Financial and Administrative Officer

Dated:  January 7, 2011

EXHIBIT INDEX

Exhibit 10.1 – First Amendment to Credit Agreement dated as of January 7, 2011 by and among Syms Corp as Lead Borrower, Filene’s Basement, LLC as Borrower and Bank of America, N.A. as Administrative Agent and Collateral Agent and as a Lender.